SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2008, the independent members of the Great Plains Energy Board of Directors, upon recommendations of its Compensation and Development Committee, approved the following compensation matters regarding the principal executive officer, principal financial officer and the other named executive officers of Great Plains Energy:

(a)  Base compensation for 2008 for the named executive officers was set as follows:  Michael J. Chesser, Chairman of the Board and Chief Executive Officer, $800,000; Terry Bassham, Executive Vice President – Finance and Strategic Development and Chief Financial Officer, $375,000; William H. Downey, President and Chief Operating Officer of Great Plains Energy and President and Chief Executive Officer of Kansas City Power & Light Company, $490,000; John R. Marshall, Senior Vice President – Delivery of Kansas City Power & Light Company, $355,000; and Shahid Malik, Executive Vice President of Great Plains Energy and President and Chief Executive Officer of Strategic Energy, L.L.C., $458,000.

(b)  Awards of 5,507 and 4,482 shares of common stock, and $27,424.86 and $20,460.33 in accrued cash dividends, were made to Messrs. Downey and Marshall, respectively, pursuant to the Long-Term Incentive Plan under performance share grants for the performance period of 2005-2007.

(c)  A cash award of $495,000 was made to Mr. Malik pursuant to the 2005 Strategic Energy Executive Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

Date: February 11, 2008.